Exhibit 10.9

SPX FLOW
SUPPLEMENTAL RETIREMENT SAVINGS PLAN

As Adopted Effective [•]

SPX FLOW
SUPPLEMENTAL RETIREMENT SAVINGS PLAN

As Adopted Effective [•]

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5.5	Source of Benefit Payments	9
5.6	Payment at Death of Participant	9
5.7	Beneficiary Designation	9

ARTICLE VI ADMINISTRATION OF THE PLAN		10
6.1	Administration by the Company	10
6.2	General Powers of Administration	10
6.3	409A Compliance	10

ARTICLE VII AMENDMENT OR TERMINATION		11
7.1	Amendment or Termination	11
7.2	Effect of Amendment or Termination	11

ARTICLE VIII GENERAL PROVISIONS		12
8.1	Funding	12
8.2	General Conditions	12
8.3	No Guaranty of Benefits	12
8.4	No Enlargement of Employee Rights	12
8.5	Spendthrift Provision	12
8.6	Applicable Law	12
8.7	Small Benefits	12
8.8	Incapacity of Recipient	12
8.9	Corporate Successor	13
8.10	Unclaimed Benefit	13
8.11	Limitations on Liability	13
8.12	Duties of Participants and Beneficiaries	13
8.13	Taxes and Withholding	13
8.14	Treatment for Other Compensation Purposes	13

ARTICLE IX CHANGE-OF-CONTROL		14
9.1	Benefit Rights Upon Change-of-Control	14
9.2	Definition of Change-of-Control	14

ARTICLE X SPECIAL PROVISIONS		17
10.1	Transfer of Liabilities from Prior Plan	17

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SPX FLOW
SUPPLEMENTAL RETIREMENT SAVINGS PLAN

The SPX FLOW Supplemental Retirement Savings Plan (the “Plan”) is adopted effective [•] (the “Effective Date”).  The Plan is established and maintained by SPX FLOW, Inc. in order to allow an eligible Employee to (a) make pre-tax salary reduction contributions, and (b) receive Company matching contributions, in each case, in excess of those permitted by the Company’s tax-qualified 401(k) plan, known as the “SPX FLOW Retirement Savings Plan.”

The provisions of this Plan are only applicable to Participants who were in the employ of SPX FLOW, Inc. on or after the Effective Date (except as otherwise provided in the Plan).

As part of the Separation and Distribution Agreement by and between SPX Corporation and SPX FLOW, Inc. dated as of  [•], SPX Corporation and SPX FLOW, Inc. entered into the Employee Matters Agreement dated as of [•] (the “EMA”).  In accordance with the EMA, all liabilities for Flowco Employees (as defined in the EMA) under the SPX Corporation Supplemental Retirement Savings Plan (the “Prior Plan”) are to be transferred to the Plan and the Plan became liable to pay all such benefits to such participants.  Section 10.1 of the Plan sets forth the additional rules applicable to such transferred benefits and transferred participants.

ARTICLE I

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1          “Accounting Date” means each business day.

1.2          “Administrator” means the Company, as set forth in Section 6.1.

1.3          “Affiliated Company” or “Affiliate” means any corporation, trade or business entity which is a member of a controlled group of corporations, trades or businesses, or an affiliated service group, of which the Company is also a member, as provided in Code Sections 414(b), (c), (m) or (o).

1.4          “Beneficiary” means the person, trust or estate designated (or deemed designated) to receive the balance of the Participant’s account under the Qualified Savings Plan.

1.5          “Board” means the Board of Directors of the Company.

1.6          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

1.7          “Company” means (a) SPX FLOW, Inc., (b) any Affiliated Company or Affiliate, provided that any such Affiliated Company or Affiliate shall be included in the definition of “Company” only to the extent determined by action of the officer of SPX FLOW, Inc. empowered to make such employee benefit determinations, and (c) any other entity resulting from a reorganization, merger or consolidation into or with the Company, or a transfer or sale of substantially all of the assets of the Company.

1.8          “Compensation” means the total amount paid to a Participant by the Company inclusive of bonuses, overtime pay, pre-tax contributions to the Qualified Savings Plan, and salary reduction contributions to this Plan, but excluding therefrom those items excluded from Compensation under the Qualified Savings Plan.  Notwithstanding the foregoing, Compensation shall not be reduced pursuant to the application of Code Section 401(a)(17), which applies to the Qualified Savings Plan but shall not be applied to this Plan.

1.9          “Compensation Committee” or “Committee” means the Compensation Committee of the Board.  When used herein, “Committee” shall also include any person or persons to whom the Committee’s authority has been lawfully delegated.

1.10        “Deferred Account” or “Account” means the Participant’s interest in the Plan and includes separate salary reduction and Company matching contributions accounts for each of the Deferred Mutual Funds for which Deferred Mutual Fund Units are credited to Participant Deferred Accounts, as described in Sections 4.1 and 4.2.  Participant Accounts may be further sub-divided for different time periods as provided in Section 4.1.

1.11        “Deferred Mutual Fund” means a mutual fund or other security designated by the Compensation Committee for purposes of measuring the value of a Deferred Account established pursuant to Article IV of the Plan.

1.12        “Deferred Mutual Fund Unit” means the equivalent of one share of a Deferred Mutual Fund.

1.13        “Dividend Date” means the payment date of any dividend declared on a Deferred Mutual Fund.

1.14        “Employee” means an employee of the Company who is eligible to participate under the Qualified Savings Plan (or any successor or replacement to the Qualified Savings Plan).

1.15        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.16        “Executive Annual Incentive Plan” means the SPX FLOW Executive Annual Incentive Plan and each applicable successor or replacement plan to such plan.

1.17        “Executive Bonus Plan” means the Executive Bonus Program under the SPX FLOW Bonus Plan and each applicable successor or replacement plan to such plan.

1.18        “Participant” means an Employee who is eligible to participate in this Plan pursuant to Article II hereof who has filed a deferral election and shall also include a former Employee or current non-eligible Employee who continues to have an Account under this Plan.

1.19        “Plan” means this SPX FLOW Supplemental Retirement Savings Plan.

1.20        “Plan Year” means the calendar year.

1.21        “Qualified Savings Plan” means the SPX FLOW Retirement Savings Plan and each predecessor, successor or replacement to the said Qualified Savings Plan.  For avoidance of doubt, for purposes of determining when and how deferrals and matching contribution credits are made under the Plan (including, without limitation, when the Applicable Limitation has been reached), the SPX Corporation Retirement Savings and Stock Ownership Plan shall be viewed as a predecessor plan for Participants covered under Section 10.1.

1.22        “Recordkeeper” means the organization selected by the Company to keep information concerning the Account of each Participant in the Plan.

Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context.  Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

ARTICLE II

ELIGIBILITY

2.1          Participation.

(a)           An Employee shall be eligible to be a Participant hereunder if such Employee (i) is eligible to participate in the Executive Annual Incentive Plan (as determined under the terms of such plan) and has a pay grade level of H or above, (ii) is eligible to participate in the Executive Bonus Plan (as determined under the terms of such plan) and has a pay grade level of H or above, (iii) had a positive Account balance under the Prior Plan as of December 31, 2010, or (iv) participates as provided in Section 10.1.

For an Employee that meets criteria (i) or (ii) on or after the Effective Date, and subject to Section 2.2, such Employee shall be eligible to participate in the Plan depending on when such criteria was met within the Plan Year:

(i)                                     if the Employee meets such criteria in a Plan Year between January 1 and October 31 of such Plan Year, the Employee shall be eligible to participate in the Plan in the first Plan Year following such Plan Year; and

(ii)                                  if the Employee meets such criteria in a Plan Year between November 1 and December 31 of such Plan Year, the Employee shall be eligible to participate in the Plan in the second Plan Year following such Plan Year.

For a Participant who ceases to be eligible to participate in the Plan in accordance with Section 2.2, and then subsequently again meets the eligibility criteria described in the first sentence of Section 2.1(a), such Employee’s eligibility to participate in the Plan again shall be determined in the same manner as above (with the subsequent meeting of the eligibility criteria keying when eligibility commences again).

For an Employee that meets criteria (iii) and (iv) above, eligibility to participate in the Plan shall be as provided in Section 10.1.

(b)           Eligible Employees shall be notified of their ability to participate in the Plan and shall be offered the opportunity to make contributions hereunder, as set forth at Section 3.1 hereof.

2.2          Reduction in Status; Removal From Participation.  If an Employee ceases to meet the eligibility criteria described in the first sentence of Section 2.1(a), such Employee shall cease to be eligible to participate in the Plan at the end of the applicable Plan Year and the Participant shall make no further contributions to this Plan, nor shall the Company make any further contributions on his behalf.  However, his Deferred Account shall continue to be held for his benefit pursuant to the terms of this Plan, and it shall continue to be credited with earnings, gains and losses as provided under Article IV.

ARTICLE III

CONTRIBUTIONS AND DEFERRAL ACCOUNTS

3.1          Elections To Contribute.

(a)           With respect to a Plan Year, a Participant may elect to have a percentage of Compensation deferred under this Plan with respect to any Compensation for services performed during the given Plan Year, even if such Compensation is paid during the following Plan Year.  Such deferrals shall occur on a per payroll basis, and shall be credited by the Company to this Plan.  Such an election with respect to any Plan Year must be made no later than December 31st of the preceding Plan Year, during the time period prescribed by the Administrator.  Such elections shall be irrevocable for the applicable Plan Year after the election deadline provided in the preceding sentence.

A Participant may separately elect (i) a basic deferral percentage (in 1% increments, up to 50% of Compensation, which includes, without limitation, bonuses except for the bonus (if any) paid under the Executive Bonus Plan and/or Executive Annual Incentive Plan), and (ii) a supplemental bonus deferral percentage (in 1% increments, up to 100%), applicable only to the bonus (if any) paid under the Executive Bonus Plan and/or Executive Annual Incentive Plan.

Notwithstanding the foregoing, no deferrals and crediting are made under this Plan with respect to a Participant until the Applicable Limitation in the Qualified Savings Plan has been reached for the applicable Plan Year in which such Compensation was paid.  For these purposes, “Applicable Limitation” means the limitation on benefits and compensation imposed on the Qualified Savings Plan by Code Section 401(a)(17).

A newly eligible Participant whose eligibility timing is determined pursuant to the second paragraph of Section 2.1(a) shall make elections to contribute with respect to the applicable Plan Year in the same manner as provided above.

(b)           Notwithstanding the foregoing, the applicable deferral percentages permitted under this Section 3.1 shall be reduced to the extent required by Code Section 409A with respect to a newly-eligible Participant (which shall include an Employee deemed to be “initially eligible” as provided under Code Section 409A).

(c)           The contribution election procedures described in this Section 3.1 shall apply with respect to Participant Compensation in Plan Years after 2015.  For the 2015 Plan Year, the contribution elections shall be determined according to the applicable provisions of Section 10.1.  For avoidance of doubt, no bonuses with respect to services performed in the 2015 Plan Year shall be eligible for deferral under the Plan, even if paid after the 2015 Plan Year.

3.2          Duration of Election.  A Participant’s election to defer Compensation under this Plan as described at Section 3.1 above shall remain in effect only for the Plan Year (or portion thereof) for which it applies.  Notwithstanding any other provision of the Plan to the contrary, a Participant’s deferral election for a Plan Year shall be cancelled upon the Participant having his deferrals under the Qualified Saving Plan suspended due to receiving a hardship distribution under the Qualified Savings Plan.

3.3          Company Matching Contributions.  For each Plan Year, a Participant’s Account under this Plan shall be credited with a matching contribution equal to a percentage (the same percentage of Compensation as matched by the Company under the Qualified Savings Plan) of his deferrals for such Plan Year, to the extent such deferrals have not received a match on that percentage of Compensation under the Qualified Savings Plan.  The matching contribution to be made under this Plan shall follow any increase or decrease in the match made for the Qualified Savings Plan, and shall be made only after the maximum match has been made under the Qualified Savings Plan.

3.4          Vesting of Participant Deferrals.  A Participant shall be fully vested in all allocations made to his Account pursuant to Section 3.1 and in the Company matching contribution credits made to his Account pursuant to Section 3.3.

ARTICLE IV

PARTICIPANTS’ ACCOUNTS AND INVESTMENT CREDITS

4.1          Participants’ Accounts.  A separate Deferred Account shall be established by the Recordkeeper for each Participant which shall accurately reflect his interest in this Plan.  Each Account shall consist of at least two sub-Accounts, one for the Participant’s deferrals made to this Plan pursuant to Section 3.1, and one for the Company matching contribution credits made pursuant to Section 3.3 (including, for each sub-Account, applicable credited earnings, gains and losses).

Each Participant’s Account shall further be sub-divided into six accounts: one account for deferral and matching contribution credit amounts (including applicable credited earnings, gains and losses) attributable to calendar years before 2005 (the “Pre-2005 Account”), four separate accounts for deferral and matching contribution credit amounts (including applicable credited earnings, gains and losses) attributable to each calendar year after 2004 and before 2009 (the “2005-2008 Calendar Year Accounts”), and one account for deferral and matching contribution credit amounts (including applicable credited earnings, gains and losses) attributable to calendar years after 2008 (the “Post-2008 Account”).

4.2          Deferred Mutual Fund Credits.  The Company shall establish a Deferred Account for each Participant who makes an election to defer Compensation, as provided in Section 3.1.  The balance of a Participant’s Deferred Account is dependent upon the value of the Deferred Mutual Fund Units in the Deferred Account, and is therefore subject to market fluctuations in value until distributed to a Participant.

4.3          Selection of Deferred Mutual Funds.  Each Participant (and Beneficiary, as provided at Section 5.6) shall be permitted to direct the manner in which credits to his Account shall be treated as invested from among such Deferred Mutual Funds determined by the Compensation Committee from time to time and communicated to Participants.  Each Participant shall choose the percentage of his Account treated as invested in each Deferred Mutual Fund provided that not less than 5% (or such other percentage as set by the Company) of the Participant’s contributions and Company contributions shall be designated for any one such Deferred Mutual Fund.  To the extent a Participant (or Beneficiary if applicable) does not provide any investment direction, the Company may select a Deferred Mutual Fund for which the Participant (or Beneficiary if applicable) will be deemed to have directed his Account be invested in.

4.4          Changing Deferred Mutual Funds.  A Participant may elect to change the mix of the Deferred Mutual Fund Units credited to the Participant’s Deferred Account in accordance with the administrative procedures and rules set by the Administrator from time to time.

4.5          Dividends.  At any time a balance in Deferred Mutual Fund Units is maintained in an Account, there shall be credited to the Account additional Deferred Mutual Fund Units on each Dividend Date.  Such additional number of Deferred Mutual Fund Units shall be determined by reference to the number of mutual fund shares or other securities that would be issued by the mutual fund or the issuer of the other securities with respect to the reinvestment of such dividend.  In the absence of such reinvestment, the number of such additional Deferred Mutual Units shall be determined by (i) multiplying the total number of Deferred Mutual Fund Units (including fractional Deferred Mutual Fund Units) credited to the Account immediately prior to the Dividend Date by the amount of the dividend per share of the Deferred Mutual Fund and (ii) dividing the product by the fair market value per share as of such Dividend Date.  Additional Deferred Mutual Fund Units shall be similarly credited on each Dividend Date on which a balance in Deferred Mutual Fund Units is maintained in the Account.

ARTICLE V
PAYMENT OF ACCOUNT

5.1                               Form of Benefit.

(a)                                 At the Participant’s election as provided under Section 5.2, a Participant’s Pre-2005 Account and 2005-2008 Calendar Year Accounts (with separate elections for the Pre-2005 Account and each 2005-2008 Calendar Year Account) under this Plan shall be paid in one of the following forms:

(i)                                     In a single lump sum payment.

(ii)                                  In periodic annual installments payable for a period of up to ten (10) years.  So long as the Participant retains funds in his Account, earnings, gains and losses shall be credited to the Account.

(iii)                               In periodic monthly installments, payable for a period of up to ten (10) years.  So long as the Participant retains funds in his Account, earnings, gains, and losses shall be credited to the Account.

(b)                                 A Participant who made no election with respect to the Pre-2005 Account under the Prior Plan shall receive a lump sum payment of the Participant’s Pre-2005 Account, valued and paid on the date of his or her termination, death or retirement.  A Participant who made no election with respect to a 2005-2008 Calendar Year Account under the Prior Plan shall receive a lump sum payment of such 2005-2008 Calendar Year Account, valued and paid on or as soon as practicable after the date that is six months after the Participant’s separation from service but not later than 30 days after such date (subject to the last sentence of Section 5.2(b) and Section 5.4).

(c)                                  A Participant’s Post-2008 Account shall be paid in a single lump sum payment.

5.2                               Election of Payment Option.

(a)                                 Pre-2005 Account.  With respect to the Pre-2005 Account, a Participant selected a form of payment under the Prior Plan.  A Participant may change his election with respect to the Pre-2005 Account at any time that is at least one year prior to his retirement, death, disability or other termination of employment from the Company.  Notwithstanding a Participant’s payment election under Section 5.3, payments with respect to the Pre-2005 Account shall not be made until the year following the year of termination to the extent a payment would otherwise be subject to Code Section 162(m).

(b)                                 2005-2008 Calendar Year Accounts.  With respect to a 2005-2008 Calendar Year Account, the Participant selected a form of payment under the Prior Plan.  A Participant may change his form of payment election with respect to a 2005-2008 Calendar Year Account only as provided in Section 5.4 below.  Notwithstanding a Participant’s payment election under Section 5.3, payments with respect to a 2005-2008 Calendar Year Account shall not be made until the year following the year of termination to the extent a payment would otherwise be subject to Code Section 162(m).

(c)                                  Post-2008 Account.  With respect to the Post-2008 Account, no election as to form of payment is permitted under the Plan.  Notwithstanding Section 5.3, payments with respect to a Post-2008 Account shall not be made until the year following the year of termination to the extent a payment would otherwise be subject to Code Section 162(m).

5.3                               Commencement of Benefit.

(a)                                 Pre-2005 Account.  Except in the case of a distribution upon death pursuant to Section 5.6 hereof, payment of a Participant’s Pre-2005 Account under this Plan shall commence at (or as soon as administratively feasible after) the time selected by the Participant (under the Prior Plan or this Plan) from the list below, which selection must be made at least one year prior to the commencement of payment:

(i)                                     upon separation from service,

(ii)                                  on the date which is a specified number of months after separation from service, or

(iii)                               on a specified date,

PROVIDED that the selection of a payment commencement date with respect to the Pre-2005 Account may be changed (subject to the following sentence) by a Participant prior to separation from service, so long as the new payment commencement date is at least one year after the date of change in election.  If the Administrator receives, within one year of the selected payment commencement date with respect to the Pre-2005 Account, a new election to change the payment commencement date, such election will be void, and the prior election will govern.

In no event shall the date for commencement of payments with respect to the Pre-2005 Account occur prior to separation from service, and notwithstanding any election to the contrary, benefits shall commence to be paid after a Participant has both attained age 70 1/2 and separated from service.

(b)                                 2005-2008 Calendar Year Accounts.  Except in the case of a distribution upon death pursuant to Section 5.6 hereof and subject to paragraph (d) below, payment with respect to a 2005-2008 Calendar Year Account under this Plan shall commence at the time selected by the Participant under the Prior Plan from the list below:

(i)                                     upon separation from service,

(ii)                                  on the date which is a specified number of months after separation from service, or

(iii)                               on a specified date,

PROVIDED that the selection of a payment commencement date with respect to a 2005-2008 Calendar Year Account may be changed in accordance with Section 5.4 below.

In no event shall the date for commencement of payments with respect to a 2005-2008 Calendar Year Account occur prior to separation from service, and notwithstanding any election to the contrary, benefits shall commence to be paid after a Participant has both attained age 70½ and separated from service.

Notwithstanding anything in the foregoing and subject to paragraph (d) below, payment with respect to a 2005-2008 Calendar Year Account shall be paid (or shall commence to be paid) on or as soon as practicable after the date determined pursuant to the above but not later than 30 days after such date.

(c)                                  Post-2008 Account.  Except in the case of a distribution upon death pursuant to Section 5.6 hereof, the single lump sum payment with respect to a Post-2008 Account under this Plan shall be made on or as soon as practicable after the date that is six months after the Participant’s separation from service but not later than 30 days after such date.

(d)                                 Six Month Delay for Specified Employees.  If, at the time the Participant becomes entitled to 2005-2008 Calendar Year Account payments under the Plan, the Participant is a Specified Employee (as defined and determined under Code Section 409A), then, notwithstanding any other provision in the Plan to the contrary, the following provision shall apply.  2005-2008 Calendar Year Account payments considered deferred compensation under Code Section 409A which are determined to be payable upon a Participant’s separation from service as determined under Code Section 409A and not subject to an exception or exemption thereunder, shall be paid to the Participant on or as soon as practicable after the date that is six months after the Participant’s separation from service but not later than 30 days after such date.  Any such 2005-2008 Calendar Year Account payments that would otherwise have been paid to the Participant during this six-month period shall instead be aggregated (subject to the earnings, gains and losses credited to the 2005-2008 Calendar Year Account during such time) and paid to the Participant pursuant to the preceding sentence.  Any 2005-2008 Calendar Year Account payments to which the Participant is entitled to be paid after the date that is six (6) months after the Participant’s separation from service shall be paid to the Participant in accordance with the applicable terms of this Plan.

5.4                               Change in Payment Selection for 2005-2008 Calendar Year Accounts.  A Participant may change his payment form and payment commencement date election with respect to a 2005-2008 Calendar Year Account only upon written notice in a form acceptable to the Administrator, so long as: (i) the new election is made at least twelve (12) months before the original payment commencement date, (ii) the new election does not take effect until at least twelve (12) months after the date on which such election is made, and (iii) the original payment commencement date is deferred for a period of not less than five (5) years.

5.5                               Source of Benefit Payments.  Any Deferred Account payable to a Participant or a Participant’s Beneficiary shall be paid from the general assets of the Company.

5.6                               Payment at Death of Participant.  In the event a Participant dies before payment of his Account under this Plan commences, or in the event a Participant dies after such payment commences but before he has received the entire balance in his Account, payment of such Participant’s Account under this Plan shall commence to the Beneficiary (in the payment form selected by the Participant with respect to a Participant’s Pre-2005 Account and 2005-2008 Calendar Year Accounts, or in a single lump sum payment with respect to a Participant’s Post-2008 Account), but with benefit payments to commence on or as soon as practicable after the Participant’s death but not later than 60 days after such date, if payments had not previously commenced.  So long as an Account remains in this Plan with respect to a Beneficiary, that Account shall continue to be credited with earnings, gains and losses, and a Beneficiary may continue to change Deferred Mutual Funds as provided in Section 4.4.

5.7                               Beneficiary Designation.  The Beneficiary or Beneficiaries who shall receive the Participant’s interest in this Plan in the event of the Participant’s death shall be identical to the Beneficiary or Beneficiaries identified under the Qualified Savings Plan.  There shall be no separate beneficiary election with respect to this Plan.

ARTICLE VI

ADMINISTRATION OF THE PLAN

6.1                               Administration by the Company.  The Company, acting under the supervision of the Compensation Committee, shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

6.2                               General Powers of Administration.  All provisions set forth in the Qualified Savings Plan with respect to the administrative powers and duties of the Company, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan.  The Company shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

6.3                               409A Compliance.  To the extent any provision of the Plan or action by the Committee or Company would subject any Participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), or make Pre-2005 Account amounts subject to Code Section 409A, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.  It is intended that the Plan will comply with Code Section 409A, and that the Pre-2005 Account amounts be exempt from Code Section 409A coverage, and the Plan shall be interpreted and construed on a basis consistent with such intent.  The Plan may be amended in any respect deemed necessary (including retroactively) by the Committee in order to preserve compliance with Code Section 409A and to maintain Code Section 409A exemption for the Pre-2005 Account amounts.  For purposes of this Plan with respect to 2005-2008 Calendar Year Accounts and Post-2008 Accounts, a “termination of employment”, “termination”, “retirement” or “separation from service” (or other similar term having a similar import) under this Plan shall have the same meaning as a “separation from service” as defined in Code Section 409A.  Nothing in this Plan (including, without limitation, the preceding) shall be construed as a guarantee of any particular tax effect for Plan benefits.

ARTICLE VII

AMENDMENT OR TERMINATION

7.1                               Amendment or Termination.  The Company intends the Plan to be permanent but reserves the right, subject to Article IX, to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable.  Any such amendment or termination shall be made pursuant to a resolution of the Compensation Committee and shall be effective as of the date of such resolution or as specified therein.

7.2                               Effect of Amendment or Termination.  No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant or Beneficiary of an Account balance which has accrued under this Plan prior to the effective date of such amendment or termination.

ARTICLE VIII

GENERAL PROVISIONS

8.1                               Funding.  The Plan is intended to constitute and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan for a select group of management and highly compensated employees under ERISA.  The Plan at all times shall be entirely unfunded and the Company shall not be required at any time to segregate any assets of the Company for payment of any benefits hereunder.  No Participant, Beneficiary or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Beneficiary or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

Notwithstanding the foregoing, the Company may, in its sole discretion at any time or from time to time, establish segregated funds, escrow accounts or trust funds (including through a grantor trust) whose primary purpose would be for the provision of benefits under this Plan.  If such funds or accounts are established, however, individuals entitled to benefits hereunder shall not have any identifiable interest in any such funds or accounts nor shall such individuals be entitled to any preference or priority with respect to the assets of such funds or accounts.  These funds and accounts would still be available to judgment creditors of the Company and to all creditors in the event of the Company’s insolvency or bankruptcy.

8.2                               General Conditions.  Any accounts payable under the Qualified Savings Plan shall be paid solely in accordance with the terms and conditions of the Qualified Savings Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Savings Plan.

8.3                               No Guaranty of Benefits.  Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

8.4                               No Enlargement of Employee Rights.  No Participant or Beneficiary shall have any right to a benefit under the Plan except in accordance with the terms of the Plan.  Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company, nor to create or confer on any Participant the right to defer compensation or receive a matching contribution credit with respect to any future period of service with the Company.  Nothing in the Plan shall interfere in any way with the right of the Company to terminate a Participant’s service at any time with or without cause or notice and whether or not such termination results in any adverse effect on the individual’s interests under the Plan.

8.5                               Spendthrift Provision.  No interest of any person or entity in, or right to receive a benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.  No Deferred Mutual Fund Units shall be pledged, hypothecated, or transferred by a Participant other than by will or the laws of descent and distribution.

8.6                               Applicable Law.  The Plan (including, without limitation, any rules, regulations, determinations or decisions made by the Committee or Company relating to the Plan) shall be construed and administered exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

8.7                               Small Benefits.  If at any time an Account payable under this Plan has a value of less than $25,000, the Company shall pay such Account to the Participant or Beneficiary in a single lump sum in lieu of any further benefit payments hereunder.

8.8                               Incapacity of Recipient.  If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person.  Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

8.9                               Corporate Successor.  The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the reorganization, merger or consolidation of the Company into or with any other corporation or entity, but shall be continued after such transfer, sale, reorganization, merger or consolidation.

8.10                        Unclaimed Benefit.  Each Participant shall keep the Company informed of his current address.  The Company shall not be obligated to search for the whereabouts of any person.  If the location of a Participant is not made known to the Company within three (3) years after the date on which payment of the Participant’s Account may first be made, payment may be made as though the Participant had died at the end of the three-year period.  If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Beneficiary for the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Beneficiary or any other person and such benefit shall be irrevocably forfeited.

8.11                        Limitations on Liability.  Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

8.12                        Duties of Participants and Beneficiaries.  The Participant and any Beneficiaries of a Participant shall, as a condition of receiving benefits under this Plan, be obligated to provide the Compensation Committee with such information as the Compensation Committee shall require in order to determine Account balances, calculate benefits under this Plan, or otherwise administer the Plan.

8.13                        Taxes and Withholding.  As a condition to any payment or distribution pursuant to the Plan, the Company may require a Participant to pay such sum to the Company as may be necessary to discharge its obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by the Participant thereunder.  The Company may deduct or withhold such sum from any payment or distribution to the Participant.  For each payroll period in which a Participant defers compensation or receives a matching contribution credit, or at such other time as the Company may determine necessary or desirable, the Company may withhold from that portion of the Participant’s compensation that is not being deferred, in a manner determined by the Company, the participant’s share of FICA and any other taxes due; provided, however, that the Company may reduce the applicable amount deferred if necessary to comply with applicable withholding requirements.

8.14                        Treatment for Other Compensation Purposes.  Payments received by a Participant under the Plan shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

ARTICLE IX

CHANGE-OF-CONTROL

9.1                               Benefit Rights Upon Change-of-Control.  Notwithstanding any other provision of the Plan to the contrary, in the event of a Change-of-Control, the Company or any successor shall be prohibited from amending or terminating the Plan in any manner so as to deprive, directly or indirectly, any current or former Participant or Beneficiary of all or any portion of any Account which has accrued under this Plan prior to the effective date of such amendment or termination.  Following a Change-of-Control, no action shall be taken under the Plan that will cause any Pre-2005 Account amounts to be subject to Code Section 409A coverage, or cause any 2005-2008 Calendar Year Accounts and Post-2008 Accounts to fail to comply in any respect with Code Section 409A, in either case without the written consent of the Participant or Beneficiary (as applicable).

Notwithstanding anything to the contrary, and to the extent consistent with Code Section 409A, on or prior to a Change-of-Control, the Company shall, (i) to the extent not previously established, establish a grantor trust, and (ii) fund such grantor trust with a single, irrevocable lump sum contribution which is, when combined with any other assets already held in the grantor trust, equal to the value of all vested Accounts under the Plan through the date of such Change-of-Control.  If a Participant shall continue to be employed by the Company or any successor after such Change-of-Control, each calendar year the Company (or any successor) shall, as soon as possible, but in no event later than 30 days following the end of such calendar year, make an irrevocable contribution to the grantor trust in an amount that is necessary in order to maintain an account for the Participant that is equal to his or her vested Account under the Plan at the end of the applicable calendar year.  After a Change-of-Control, if the assets of the grantor trust are not sufficient to make payment of Plan benefits at any time, the Company (or any successor) shall, as soon as possible, but in no event later than 30 days following notice from the trustee, make an irrevocable contribution sufficient to enable the trustee to make such Plan benefit payments.  The Company (or any successor) shall provide such information as reasonably requested by the trustee in order for the trustee to fulfill its duties (including, without limitation, making Plan benefit determinations after a Change-of-Control) under the grantor trust agreement.  As provided under Section 8.1, the Company shall retain beneficial ownership of all assets transferred to the grantor trust and such assets will be subject to the claims of the Company’s creditors.

9.2                               Definition of Change-of-Control.  For purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(a)                                 Any “Person” (as defined below), excluding for this purpose the Company or any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any entity organized, appointed or established for or pursuant to the terms of any such plan which acquires beneficial ownership of common shares of the Company, is or becomes the “Beneficial Owner” (as defined below) of twenty-five percent (25%) or more of the common shares of the Company then outstanding; PROVIDED, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of common shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate beneficial ownership interest of any Person to twenty-five percent (25%) or more of the common shares of the Company then outstanding, but any subsequent increase in the beneficial ownership interest of such a Person in common shares of the Company shall be deemed a Change of Control; and provided further that if the Board determines in good faith that a Person who has become the Beneficial Owner of common shares of the Company representing twenty-five percent (25%) or more of the common shares of the Company then outstanding has inadvertently reached that level of ownership interest, and if such Person divests as promptly as practicable a sufficient number of shares of the Company so that the Person no longer has a beneficial ownership interest in twenty-five percent (25%) or more of the common shares of the Company then outstanding, then no Change of Control shall be deemed to have occurred.  For purposes of this paragraph (a), the following terms shall have the meanings set forth below:

(i)                                     “Person” shall mean any individual, firm, limited liability company, corporation or other entity, and shall include any successor (by merger or otherwise) of any such entity.

(ii)                                  “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(iii)                               A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(A)                               which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3 under the Exchange Act);

(B)                               which such Person or any of such Person’s Affiliates or Associates has (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (2) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (a) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (b) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(C)                               which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to subparagraph (a)(iii)(B)(2) above) or disposing of any securities of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

(b)                                 During any period of two (2) consecutive years, individuals who at the beginning of such two-year period constitute the Board and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), above, or paragraph (c), below) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

(c)                                  The consummation of (i) a plan of complete liquidation of the Company, (ii) an agreement for the sale or disposition of the Company or all or substantially all of the Company’s assets, (iii) a plan of merger or consolidation of the Company with any other corporation, or (iv) a similar transaction or series of transactions involving the Company (any transaction described in parts (i) through (iv) of this paragraph (c) being referred to as a “Business Combination”), in each case unless after such a Business Combination the shareholders of the Company immediately prior to the Business Combination continue to own at least seventy-five (75%) of the voting securities of the new (or continued) entity immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination.

A “Change of Control” shall not include any transaction described in paragraph (a) or (c), above, where, in connection with such transaction, a participant and/or any party acting in concert with that participant shall substantially increase their, his or its, as the case may be, ownership interest in the Company or a successor to the Company (other than through conversion of prior ownership interests in the Company and/or through equity awards received entirely as compensation for past or future personal services).

ARTICLE X

SPECIAL PROVISIONS

10.1                        Transfer of Liabilities from Prior Plan.  The purpose of this Section 10.1 is to provide for the transfer of liabilities from the Prior Plan to this Plan with respect to Flowco Employees as set forth in the EMA.

(a)                                 Flowco Employees shall be eligible to participate in this Plan for the 2015 Plan Year to the extent they were eligible to participate in the Prior Plan immediately prior to the Effective Date.

(b)                                 The compensation paid by SPX Corporation and its subsidiaries to a Flowco Employee  that was recognized under the Prior Plan immediately prior to the Effective Date shall be credited and recognized for all applicable purposes under this Plan as though it were compensation from the Company or its affiliates.

(c)                                  On the Effective Date, and subject to such terms and conditions as the Administrator may establish, all liabilities attributable to Flowco Employees shall be transferred from the Prior Plan to this Plan. The Plan shall credit each such Flowco Employee’s Account with an amount equal to his or her account balance under the Prior Plan as of the Effective Date.

(d)                                 The Plan shall recognize, implement and honor all deferral and distribution elections made by each Flowco Employee under the Prior Plan (including, but not limited to, any election to defer any compensation during the 2015 Plan Year, and how and when such deferral and matching contribution credits are made).